UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2015

Northern Tier Energy LP
(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 W. Washington Street, Suite 300 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition.

On November 3, 2015, Northern Tier Energy LP (the “Partnership”) issued a press release reporting results for the quarter ended September 30, 2015, the text of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Also on November 3, 2015, the Company posted a presentation to its website at www.northerntier.com under the "Investors" tab providing information regarding its results of operations and financial condition for the quarter ended September 30, 2015, as well as information concerning expected future performance. The presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K (including the exhibits) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 7.01    Regulation FD Disclosure.

The information set forth under item 2.02 is incorporated by reference as if fully set forth herein.

ITEM 8.01    Other Events.

Effective November 3, 2015, the Board of Directors of Northern Tier Energy GP LLC, the general partner of the Partnership, declared, on behalf of the Partnership, a cash distribution for the quarter ended September 30, 2015, of $1.04 per common unit, to be paid on November 25, 2015, to all unitholders of record at the close of market on November 16, 2015. Also on November 3, 2015, the Partnership issued a press release announcing this cash distribution. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated November 3, 2015.
99.2	Presentation dated November 3, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

		By:	Northern Tier Energy GP LLC,
its general partner

Date:	November 3, 2015	By:	/s/ Karen B. Davis
Karen B. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 3, 2015.
99.2	Presentation dated November 3, 2015.